Exhibit 4.3

CONSENT OF EXPERT

January 7, 2013

The undersigned company hereby consents to (1) the references to the undersigned company’s name included or incorporated by reference in the registration statement on Form F-80 of Denison Mines Corp. in connection with (a) the report entitled “Technical Report on the Arizona Strip Uranium Project” dated February 26, 2007, as updated for Energy Fuels Inc. entitled “Technical Report on the Arizona Strip Uranium Project” dated June 27, 2012, (b) the report entitled “Technical Report on the Elliot Lake Property, Elliot Lake District, Ontario, Canada” dated June 29, 2007, (c) the report entitled “Technical Report on the Uranium Exploration Properties in Mongolia” dated February 27, 2007, (d) the report entitled “Technical Report on the Henry Mountains Complex Uranium Project, Utah, USA” dated September 9, 2006 as updated for Energy Fuels Inc. entitled “Technical Report on the Henry Mountains Complex Uranium Project, Utah, USA” dated June 27, 2012, (e) the report entitled “Technical Report on the Denison Mines Inc. Uranium Properties, Saskatchewan, Canada” dated November 21, 2005, as amended on February 16, 2006, (f) the report entitled “Technical Report on the Mineral Resource Estimate for the McClean North Uranium Deposits, Saskatchewan” dated January 31, 2007, (g) the report entitled “Technical Report on the Sue D Uranium Deposit Mineral Resource Estimate, Saskatchewan, Canada” dated March 31, 2006, (h) the report entitled “Technical Report on the Midwest Uranium Deposit Mineral Resource and Mineral Reserve Estimates, Saskatchewan, Canada” dated June 1, 2005, as amended on February 14, 2006, (i) the report entitled “Technical Report on the Tony M-Southwest Deposit, Henry Mountains Complex Uranium Project, Utah, USA” dated March 19, 2009 as updated for Energy Fuels Inc. entitled “Technical Report on the Henry Mountains Complex Uranium Project, Utah, USA” dated June 27, 2012, (j) the report entitled “Technical Report on the EZ1 and EZ2 Breccia Pipes, Arizona Strip District, USA” dated June 24, 2009 as updated for Energy Fuels Inc. entitled “ Technical Report on the EZ1 and EZ2 Breccia Pipes, Arizona Strip District, USA” dated June 27, 2012, (k) the report entitled “Technical Report on the Hairhan Uranium Exploration Property in Mongolia” dated March 23, 2011, (l) the report entitled “The Dibwe East Project, Southern Province, Republic of Zambia” dated March 27, 2012 and (2) all other references to the undersigned company included or incorporated by reference in the registration statement on Form F-80 of Denison Mines Corp. dated January 2013.

ROSCOE POSTLE ASSOCIATES INC.

By:	/s/ Deborah A. McCombe
Name:	Deborah A. McCombe, P.Geo.
Title:	President and CEO